UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 25, 2015

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the period from November 25, 2015 to December 6, 2015, BreedIT Corp. (the "Registrant") issued and sold a total of 37,300,000 restricted shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") pursuant to subscriptions and in consideration for services to the following individuals and entities:

Name of Issuee	Date of Issuance	Number of Shares	Consideration/Value	Basis for Issuance
Amir Uziel Economic Consulting Ltd. (1)	12/01/2015	3,600,000	$57,600	Services
Capitalink Ltd. (2)	12/01/2015	3,600,000	$57,600	Services
Yaad Management and Consulting Ltd. (3)	12/01/2015	3,600,000	$57,600	Services
Itzhak Giat	12/01/2015	2,500,000	$25,000	Subscription
Advinco Ltd. (4)	12/01/2015	2,500,000	$25,000	Subscription
Baruj Tenembaum	12/01/2015	3,000,000	$30,000	Subscription
Zvi Azulay	12/01/2015	1,500,000	$15,000	Subscription
Eran Cohen	11/25/2015	1,000,000	$10,000	Subscription
R. P. Holdings (1992) Ltd. (5)	11/25/2015	2,500,000	$25,000	Subscription
Tzvi Aharonson	11/25/2015	10,000,000	$100,000	Subscription
Yehuda Ben Simon	11/25/2015	2,500,000	$25,000	Subscription
David Mordechai	11/25/2015	345,200	$3,452	Subscription
Aharon Moshaof	11/25/2015	178,600	$1,786	Subscription
Solomon Mordechai	11/25/2015	476,200	$4,762	Subscription
Total Shares Issued	11/25/2015	37,300,000

(1) The control person of Amir Uziel Economic Consulting Ltd is Mr. Amir Uziel, a resident of Israel.
(2) The control person of Capitalink Ltd is Mr. Lavi Krasney, a resident of Israel.
(3) The control person of Yaad Management and Consulting Ltd is Mr. Itschak Shrem, a resident of Israel.
(4) The conrol person of Advinco Ltd is Mr. Avner Cohen, a resident of Israel.
(5) The control person of R.P. Holdings (1992) Ltd is Mr. Rubin Zimmerman, a resident of Israel.

The Registrant's issuance of the above-referenced restricted Shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The Issuees were not "U.S. Persons" as that term is defined in Rule 902 of Regulation S and were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIt Corp.

By:	/s/ Itschak Shrem
Name:	Itschak Shrem
Title:	Chief Executive Officer

Date: December 8, 2015